UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

Antares Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32302	41-1350192
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300

Ewing, NJ, 08628

(Address of principal executive offices, including Zip Code)

(609) 359-3020

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATRS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2022, by Antares Pharma, Inc., a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated April 12, 2022, with Halozyme Therapeutics, Inc., a Delaware corporation (“Halozyme”), and Atlas Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Halozyme (“Purchaser”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer (the “Offer”) on April 26, 2022 to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share (the “Shares”), at a purchase price of $5.60 per Share in cash (the “Offer Price”), without interest and subject to any withholding of taxes required by applicable legal requirements.

The Offer and related withdrawal rights expired at one minute following 11:59 p.m., Eastern Time, on May 23, 2022. Equiniti Trust Company, in its capacity as the depositary for the Offer, has advised that, as of the expiration of the Offer, 139,371,158 Shares were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 81.56% of the total number of Shares outstanding at the time of the expiration of the Offer. The number of Shares tendered satisfied the Minimum Condition. As the Minimum Condition and each of the conditions of the Offer have been satisfied, Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into the Company (the “Merger”) set forth in the Merger Agreement were satisfied, and on May 24, 2022, Halozyme completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), the Shares not purchased pursuant to the Offer (other than Shares (1) held by the Company (or in the Company’s treasury), Halozyme or any direct or indirect wholly owned subsidiary of Halozyme (other than Purchaser), or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (2) irrevocably accepted for purchase in the Offer) were each converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any withholding of taxes required by applicable legal requirements. As a result of the Merger, the Company became a wholly owned subsidiary of Halozyme.

Pursuant to the Merger Agreement, at the Effective Time, each of the options to purchase Shares granted under the Company Equity Plan (the “Company Options”) that was then outstanding as of immediately prior to the Effective Time was, to the extent unvested, accelerated and became fully vested and exercisable effective prior to the Effective Time. Each Company Option that was outstanding and unexercised as of immediately prior to the Effective Time was cancelled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess of (A) the Merger Consideration over (B) the exercise price payable per Share under such Company Option. Each restricted stock unit award granted under the Company Equity Plan (“Company RSUs”) and each performance restricted stock unit award granted under the Company Equity Plan (“Company PSUs”) that was outstanding immediately prior to the Effective Time was cancelled at the Effective Time and converted into the right to receive a cash payment equal to the product of (i) the number of Shares issuable in settlement of the Company RSU or Company PSU (in the case of Company PSUs at the target level of performance) immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.

The total consideration paid for the Shares in the Offer and the Merger was approximately $957 million. These amounts exclude fees and expenses related to the Offer and the Merger. Halozyme provided Purchaser with sufficient funds to purchase all Shares accepted for payment in the offering period of the Offer and all Shares purchased in the Merger.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 13, 2022, and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2022, in connection with the closing of the transactions contemplated by the Merger Agreement, Halozyme entered into that certain Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders and L/C Issuers party thereto, evidencing a credit facility (the “Facility”) that provides for (x) a $350 million revolving credit facility (the “Revolving Credit Facility”) and (y) a $250 million term loan facility (the “Term Facility”). The proceeds of the Term Facility and the initial borrowings under the Revolving Credit Facility, in addition to a portion of Halozyme’s existing cash on hand, were used to pay the Merger Consideration, refinance the Company’s existing indebtedness and pay fees and expenses in connection with the foregoing.

Halozyme, Inc., a wholly-owned subsidiary of Halozyme, and the Company guarantee Halozyme’s obligations under the Credit Agreement. The Facility will mature on November 30, 2026, unless either the Revolving Credit Facility or the Term Facility is extended prior to such date in accordance with the Credit Agreement.

The Credit Agreement contains an expansion feature, which allows Halozyme, subject to certain conditions, to increase the aggregate principal amount of the Facility, provided Halozyme remains in compliance with underlying financial covenants on a pro forma basis including the consolidated interest coverage ratio and the consolidated net leverage ratio covenants set forth in the Credit Agreement, and the consolidated net leverage ratio shall be not greater than 0.25:1.00 less than the consolidated net leverage ratio then permitted under the Credit Agreement.

In addition to paying interest on the outstanding principal under the Facility, Halozyme will pay (i) a commitment fee in respect of the unutilized commitments thereunder and (ii) customary letter of credit fees and agency fees. The commitment fees range from 0.15% to 0.35% per annum based on Halozyme’s consolidated net leverage ratio.

Substantially all of the assets of Halozyme and the Guarantors (including the Company) are pledged as collateral under the Facility (subject to customary exceptions and excluding real property and intellectual property) pursuant to the terms set forth in the Security Agreement (as defined in the Credit Agreement) and Pledge Agreement, each dated as of May 24, 2022, and each executed in favor of the administrative agent by Halozyme and the Guarantors. Following the Closing, borrowings under the Revolving Credit Facility are to be used by Halozyme to provide financing for working capital and other general corporate purposes, including potential acquisitions.

Borrowings under the Facility bear interest, at Halozyme’s option, at a rate equal to an applicable margin plus: (a) the applicable Term SOFR (as defined in the Credit Agreement) rate (which includes a SOFR adjustment of 0.10%), or (b) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the Bank of America prime rate, (3) the Term SOFR rate for an interest period of one month plus 1.10%, and (4) 1.00%. The margin for the Facility ranges, based on Halozyme’s consolidated total net leverage ratio, from 0.25% to 1.25% in the case of base rate loans and from 1.25% to 2.25% in the case of Term SOFR rate loans.

The terms of the Facility include certain affirmative and negative covenants as set forth in the Credit Agreement, that, among other things, may restrict Halozyme’s ability to: create liens on assets; incur additional indebtedness; make investments; make acquisitions and other fundamental changes; and sell and dispose of property or assets. The Credit Agreement also includes financial covenants requiring Halozyme to maintain, measured as of the end of each fiscal quarter, a maximum consolidated net leverage ratio of 4.75 to 1.00 initially, which declines to 4.00 to 1.00 over the term of the Facility, and a minimum consolidated interest coverage ratio of 3.00 to 1.00. If Halozyme consummates a material acquisition the consolidated net leverage ratio covenant will be increased by 0.50 to 1.00 (to a level not to exceed 4.75 to 1.00) for a period of three fiscal quarters following such material acquisition. The Credit Agreement also contains customary representations and warranties and events of default.

The Term Facility requires quarterly scheduled repayments of the term loans in each of the first, second, third and fourth years following the Closing in annual amounts equal to 2.50%, 5.00%, 7.50% and 10.00% of the initial principal amount of the term loans, respectively. The term loans are also subject to mandatory prepayments from the proceeds of certain asset sales, subject to Halozyme’s right to reinvest the proceeds thereof.

The foregoing is a summary description of certain terms of the Facility and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to the

Current Report on Form 8-K filed with the SEC by Halozyme on May 24, 2022 and the Security Agreement, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC by Halozyme on May 24, 2022, each of which is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

In connection with the consummation of the Merger, on May 24, 2022, the Company repaid in full all amounts outstanding and terminated its Credit Agreement, dated as of November 1, 2021, by and among the Company, the Lenders referred to therein and Wells Fargo Bank, National Association, as administrative agent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosures under the Introductory Note and Item 1.02 are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On May 24, 2022, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of the Shares effective before the opening of trading on May 24, 2022 and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Shares will no longer be listed on Nasdaq. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 3.01, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on May 24, 2022, there was a change in control of the Company. At the Effective Time, the Company became a wholly-owned subsidiary of Halozyme.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, effective as of the Effective Time, Leonard S. Jacob, M.D., Ph.D., Thomas J. Garrity, Peter S. Greenleaf, Anton Gueth, Robert P. Roche Jr., Karen Smith, M.D., Ph.D., Carmen B. Volkart, and Robert F. Apple each ceased to be directors of the Company and members of any committee of the Company’s board of directors. These departures were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Merger Agreement, effective as of the Effective Time, Robert F. Apple, Fred M. Powell, Peter J. Graham, Esq. and Peter C. Richardson, M.D. each ceased to be officers of the Company.

Further, pursuant to the Merger Agreement and effective immediately after the Effective Time, each of Helen Torley, M.B. Ch.B., M.R.C.P., and Nicole LaBrosse became the officers and directors of the Surviving Corporation. Information regarding the new directors and officers of the Surviving Corporation has been previously disclosed in the Tender Offer Statement on Schedule TO filed by Halozyme and Purchaser with the SEC on April 26, 2022 (together with the exhibits and annexes thereto and as amended or supplemented from time to time), which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, effective as of the Effective Time, the Company’s amended and restated by-laws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Second Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated April 12, 2022, by and among Halozyme, Purchaser and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2022).*

3.1	Amended and Restated Certificate of Incorporation of the Surviving Corporation, dated May 24, 2022.

3.2	Second Amended and Restated By-Laws of the Surviving Corporation, dated May 24, 2022.

10.1	Credit Agreement, dated as of May 24, 2022, by and among Halozyme Therapeutics, Inc., the Guarantors, Bank of America N.A. and each of those additional Lenders that are a party to such agreement (incorporated by reference to Exhibit 10.1 to Halozyme’s Current Report on Form 8-K (File No. 001-32335) filed with the SEC on May 24, 2022).

10.2	Security Agreement, dated as of May 24, 2022, by and among Halozyme Therapeutics, Inc., the Guarantors and Bank of America N.A (incorporated by reference to Exhibit 10.2 to Halozyme’s Current Report on Form 8-K (File No. 001-32335) filed with the SEC on May 24, 2022).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Antares Pharma, Inc.

By:	/s/ Nicole LaBrosse
Nicole LaBrosse
Secretary

Dated: May 24, 2022